UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):    March 5, 2008




                            JUPITERMEDIA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                      000-26393                     06-1542480
   --------                      ---------                     ----------
(State or other               (Commission File               (IRS Employer
jurisdiction of                  Number)                  Identification No.)
incorporation)


    23 Old Kings Highway South, Darien, CT                     06820
    --------------------------------------                     -----
    (Address of principal executive offices)                (Zip Code)



   Registrant's telephone number, including area code:    (203) 662-2800
                                                          --------------




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) On March 5, 2008, the Board of Directors of the Jupitermedia Corporation (the "Company") approved the amendment and restatement of the Company's 1999 Stock Incentive Plan (the "Plan"). The purpose of the amendment and restatement was to conform the antidilution adjustment language contained in the Plan, which generally provides for the equitable adjustment of outstanding awards for certain changes in the Company's stock or capital structure, with current interpretations of FAS 123(R) to avoid certain potential additional compensation expenses in the event any such adjustment is made in the future.

     The Plan, reflecting the amendment and restatement described above, is effective as of March 5, 2008. The summary of changes to the Plan set forth above is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits:

     10.1 Jupitermedia Corporation 1999 Stock Incentive Plan (Amended and Restated as of March 5, 2008).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JUPITERMEDIA CORPORATION


                                   By: /s/ Donald J. O'Neill
                                       -----------------------------------------
                                   Name:   Donald J. O'Neill
                                   Title:  Vice President and Chief Financial
                                           Officer


Date:  March 5, 2008

                                  EXHIBIT INDEX


Exhibit:
-------

10.1 Jupitermedia Corporation 1999 Stock Incentive Plan (Amended and Restated as of March 5, 2008).